EXHIBIT 10.3

THIS DOCUMENT CONSTITUTES PART OF THE SECTION 10(a) PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

The 2017 Incentive Award Plan

of

GTJ REIT, Inc.

Stock Option Agreement

The employee identified below has been selected to be a Participant in the 2017 Incentive Award Plan of GTJ REIT, Inc. (the “Plan”) and has been granted a Non-Qualified Stock Option (the “Option”) as outlined below:

Participant:	[Paul Cooper][ Louis Sheinker]
Date of Grant:	[●], 2022
Shares Covered by the Option:	200,000
Option Exercise Price:	$[●]
Expiration Date:	[●], 2032
Vesting Schedule:	Subject to Section 4 below, the Option shall vest in full on [●], 2025

This Agreement, effective as of the Date of Grant set forth above, is between GTJ REIT, Inc., a Maryland corporation (the “Company”), and the Participant named above. The parties hereto agree as follows:

The Plan provides a complete description of the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless otherwise set forth herein. A copy of the Plan is attached hereto and the terms of the Plan are hereby incorporated by reference.

1.Stock Option Grant. Subject to the provisions set forth herein and the terms and conditions of the Plan, and in consideration of the agreements of the Participant herein provided, the Company hereby grants to the Participant an Option to purchase from the Company the number of shares of Common Stock, at the exercise price per share, and on the schedule, set forth above. The grant is intended to be a Non-Qualified Stock Option as that term is described in the Plan.

2.Acceptance by Participant. The exercise of the Option is conditioned upon the acceptance of this Agreement by the Participant. The Participant must accept this Option and

Agreement within 60 days after receipt of this Stock Option Agreement by returning a signed copy of the Agreement to the Chief Financial Officer of the Company.

3.Exercise of Option. Subject to Section 4 below, the Participant may exercise any portion of the vested Option at any time prior to the Expiration Date, provided the Participant remains employed by the Company through the date of exercise of the Option; provided, however that the Option shall not be exercisable after the expiration of 10 years from the Date of Grant. Written notice of an election to exercise any portion of the Option shall be given by the Participant, or his personal representative in the event of the Participant’s death, to the Company’s Chief Financial Officer, in accordance with procedures established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) as in effect at the time of such exercise. At the time of exercise of the Option, payment of the purchase price for the shares of Common Stock with respect to which the Option is exercised, and of an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements, must be made by one or more of the following methods (as made available by the Committee in its sole direction): (a) in cash, (b) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Option to pay the exercise price and/or withholding tax, (c) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Option having an aggregate Fair Market Value equal to the exercise price and/or the minimum amount of tax required to be withheld, (d) by delivering previously acquired shares of Common Stock that have an aggregate Fair Market Value on the date of exercise equal to the Option exercise price and/or that have an aggregate Fair Market Value equal to the amount required to be withheld; or (e) by certifying to ownership by attestation of such previously acquired shares of Common Stock. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Option exercise price. No shares shall be issued upon exercise of the Option until full payment of the exercise price and tax withholding obligation has been made.

4.Termination of Employment.

(a)The Participant’s vesting rights upon termination of employment shall be governed by and be subject to the provisions of the certain Second Amended and Restated Employment Agreement effective as of January 1, 2022 by and between the Company and the Participant (the “Employment Agreement”), a copy of which is filed as Exhibit A to this Agreement.

(b)If the Participant’s employment with the Company terminates prior to the Expiration Date, (i) if the Option is not then vested, or does not then vest pursuant to Section 4(a), the Option shall not be exercisable and shall be forfeited; and (ii) if the Option is then vested, or becomes vested pursuant to Section 4(a), the vested Option shall continue to be exercisable until the earlier of (A) the Expiration Date or (B) 12 months after the date of such termination.

5.Non-transferability of Options. The Option, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged, or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than

(a) by will or by the laws of descent and distribution, (b) pursuant to the terms of a domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Internal Revenue Code of 1986, as amended from time to time, (c) as permitted by the Committee with respect to an Option transferable by the Participant during his or her lifetime, or (d) the Option has been exercised, or the shares of Common Stock underlying the Option which have been issued, and all restrictions applicable to such shares of Common Stock have lapsed.

6.Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Option is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

7.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the Option and this Agreement until such time as the exercise price has been paid and the shares have been issued and delivered to him or her.

8.Surrender of or Changes to Agreement. In the event the Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part or a change in the number or designation of the shares of Common Stock shall be made, this Agreement shall be delivered by the Participant to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the change in the number or designation of such shares.

9.Administration. The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

10.Governing Law. This Agreement, and the Option, shall be construed, administered and governed in all respects under and by the laws of the State of New York.

By accepting this Agreement, the Participant agrees to be bound by the terms hereof.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

GTJ REIT, Inc.

By:_______________________

Name:Stuart Blau

Title:Chief Financial Officer

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Participant:

By:_______________________

Name:

Date: